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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Epicor Software Corporation 1999 Nonstatutory Stock Option Plan and the 1999 Merger Transition Nonstatutory Stock Option Plan of our report dated February 4, 1999, with respect to the consolidated financial statements and schedule of Epicor Software Corporation (formerly named Platinum Software Corporation) included in its Transition Report on Form 10-K for the transition period from July 1, 1998 to December 31, 1998, filed with the Securities and Exchange Commission.

Orange County, California                            /s/ Ernst & Young LLP
August 5, 1999